    As filed with the Securities and Exchange Commission on August 31, 2001
                                                      Registration No. 333-_____
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                   FORM S-8

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                        Resource Bankshares Corporation
            (Exact Name of Registrant as Specified in Its Charter)


            Virginia                                      54-1904386
(State or other Jurisdiction of                (IRS Employer Identification No.)
Incorporation or Organization)


        3720 Virginia Beach Blvd.                        (757) 463-2265
        Virginia Beach, VA 23452                    (Registrant's telephone
(Address of Principal Executive Offices)          number including area code)


                        Resource Bankshares Corporation
                           2001 Stock Incentive Plan
                            (Full Title of the Plan)

                               Lawrence N. Smith
                     President and Chief Executive Officer
                         3720 Virginia Beach Boulevard
                         Virginia Beach, Virginia 23452
                                 (757) 463-2265
           (Name, address and telephone number of agent for service)
                      ___________________________________
                                    Copy to:
                          T. Richard Litton, Jr., Esq.
                               Kaufman & Canoles
                              One Commercial Place
                                 P.O. Box 3037
                            Norfolk, Virginia  23514
                                 (757) 624-3241

                        CALCULATION OF REGISTRATION FEE

============================================================================================================
                                             Proposed Maximum      Proposed Maximum
   Title of Securities      Amount to be      Offering Price      Aggregate Offering         Amount of
    to be Registered        Registered(1)      Per Share(2)            Price(2)         Registration Fee(2)
------------------------------------------------------------------------------------------------------------
Common Stock,
$1.50 par value                 100,000               $16.60             $1,660,000              $415.00
============================================================================================================

(1) This Registration Statement also relates to an indeterminate number of shares of Common Stock that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416(a).
(2) Pursuant to Rules 457(c) and 457(h), the registration fee was computed on the basis of the price of shares of the Company's Common Stock on the NASDAQ National Market on August 28, 2001.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

       Note: The document(s) containing the information required by Item 1 of Form S-8 and the statement of availability of registrant information and any other information required by Item 2 of Form S-8 will be sent or given to participants as specified by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Resource Bankshares Corporation (the "Registrant"' or the "Company") shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Registrant shall furnish the Commission or its staff a copy or copies of all of the documents included in such file.

                                    PART II

                INFORMATION REQUIRED IN REGISTRATION STATEMENT
                        AND NOT REQUIRED IN PROSPECTUS


Item 3:  Incorporation of Documents by Reference.
         ---------------------------------------

         The following documents of Resource Bankshares Corporation, a Virginia corporation (the "Company"), filed with the Securities and Exchange Commission (the "Commission"), are incorporated by reference into this Registration
Statement:

               (a) The Company's Annual Report on Form 10-K for the Company's fiscal year ended December 31, 2000 filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act").

               (b) All reports filed by the Company pursuant to Section 13(a) of the 1934 Act since the end of the Company's fiscal year ended December 31, 2000.

               (c) The description of the Company's Common Stock registered under the 1934 Act contained in the Company's Registration Statement on Form 8-A, as filed on July 20, 1998.

         All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

               Any statement contained in a document incorporated in this Registration Statement by reference shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which also is or is deemed to be incorporated in this Registration Statement by reference modifies or replaces such statement.

Item 4:  Description of Securities.
         -------------------------

         Not applicable.

Item 5:  Interests of the Named Experts and Counsel.
         ------------------------------------------

         Not applicable.

Item 6:  Indemnification of Directors and Officers.
         -----------------------------------------

         Section 13.1-692.1 of the Virginia Stock Corporation Act (the "Act") provides that in any proceeding brought by or in the right of a corporation or brought by or on behalf of shareholders of the corporation, the damages assessed against an officer or director arising out of a single transaction, occurrence or course of conduct shall not exceed the lesser of (1) the monetary amount, including the elimination of liability, specified in the articles of incorporation or, if approved by the shareholders, in the bylaws as a limitation on or elimination of the liability of the officer or director, or (2) the greater of (i) $100,000 or (ii) the amount of cash compensation received by the officer or director from the corporation during the 12 months immediately preceding the act or omission for which liability was imposed. The liability of an officer or director may not be limited under this section of the Act if the officer or director engaged in willful misconduct or a knowing violation of the criminal law or of any federal or state securities law, including, without limitation, any claim of unlawful insider trading or manipulation of the market for any security.

         Section 13.1-697 of the Act authorizes a Virginia corporation to indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding. A Virginia corporation may not indemnify a director under this section in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. Section 13.1-698 provides that, unless limited by its articles of incorporation, a Virginia corporation must indemnify a director who entirely prevails in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding. Section 13.1-702 of the Act authorizes a Virginia corporation to indemnify its officers, employees or agents to the same extent as directors.

         The Company's Articles of Incorporation provide that to the full extent that the Act permits the limitation or elimination of the liability of directors or officers, a director or officer of the Company shall not be liable to the Company or its shareholders for monetary damages. The Company's Articles of Incorporation also provide that to the full extent permitted and in the manner prescribed by the Act and any other applicable law, the Company shall indemnify a director or officer of the Company who is or was a party to any proceeding by reason of the fact that he is or was such a director or officer or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. Any aforesaid reference to directors, officers, employees or agents includes former directors, officers, employees and agents and their respective heirs, executors and administrators.

Item 7:  Exemption from Registration Claimed.
         -----------------------------------

         Not applicable.

Item 8:  Exhibits.
         --------


    Number                                    Description
    ------                                    -----------

      4.1 Amended and Restated Articles of Incorporation of Resource Bankshares Corporation (incorporated herein by reference to the Registrant's Form 10-Q for the quarter ended June 30, 2000 filed on August 11, 2000.)

      4.2 Bylaws of Resource Bankshares Corporation (incorporated herein by reference to the Registrant's Form 8-K filed on July 1, 1998.)

      5.1 Opinion of Kaufman & Canoles, P.C., as to legality of the securities being registered.

     23.1      Consent of Goodman & Company, L.L.P.

     23.2      Consent of Kaufman & Canoles, P.C. (filed with Exhibit 5.1).

      24 Powers of Attorney (included on the signature pages of this Registration Statement).

      99       Resource Bankshares Corporation 2001 Stock Incentive Plan


Item 9:  Undertakings.
         ------------

               (a)   The undersigned registrant hereby undertakes:

                     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)   to include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

                           (ii)  to reflect in the prospectus any facts or
events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                           (iii) to include any material information with
respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

               Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein; and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


       Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Virginia Beach, Commonwealth of Virginia, on August 31, 2001.


                                      RESOURCE BANKSHARES CORPORATION


                                      By: /s/ Lawrence N. Smith
                                          ---------------------
                                      Lawrence N. Smith
                                          President and Chief Executive Officer


                               POWER OF ATTORNEY

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person, in so signing, also makes, constitutes and appoints Lawrence N. Smith his true and lawful attorney-in-fact in his place and stead, to execute and cause to be filed with the Securities and Exchange Commission any and all amendments to this Registration Statement.

       Witness our hands and common seals on the date set forth below.

              Signature                                      Title                                  Date
              ---------                                      -----                                  ----

/s/ Lawrence N. Smith
-----------------------------           Director, Chief Executive Officer and President             August 31, 2001
Lawrence N. Smith                       (Principal Executive Officer)

/s/ Eleanor J. Whitehurst
-----------------------------           Senior Vice President, Chief Financial Officer              August 31, 2001
Eleanor J. Whitehurst                   (Principal Financial Officer and Principal
                                        Accounting Officer)

/s/ T.A. Grell Jr
-----------------------------           Director, Executive Vice President                          August 31, 2001
T.A. Grell, Jr.

/s/ Alfred E. Abiouness
-----------------------------           Director                                                    August 31, 2001
Alfred E. Abiouness

/s/ Thomas W. Hunt
-----------------------------           Director                                                    August 31, 2001
Thomas W. Hunt

/s/ Louis R. Jones
-----------------------------           Director                                                    August 31, 2001
Louis R. Jones

/s/ A. Russell Kirk
------------------------------          Director                                                    August 31,2001
A. Russell Kirk

/s/ Elizabeth A. Twohy
------------------------------          Director                                                    August 31, 2001
Elizabeth A. Twohy

                                 EXHIBIT INDEX

    The following exhibits are filed herewith unless otherwise indicated:


    Number                                    Description
    ------                                    -----------

      4.1 Amended and Restated Articles of Incorporation of Resource Bankshares Corporation (incorporated herein by reference to the Registrant's Form 10-Q for the quarter ended June 30, 2000 filed on August 11, 2000.)

      4.2 Bylaws of Resource Bankshares Corporation (incorporated herein by reference to the Registrant's Form 8-K filed on July 1, 1998.)

      5.1 Opinion of Kaufman & Canoles, P.C., as to legality of the securities being registered.

     23.1       Consent of Goodman & Company, L.L.P.

     23.2       Consent of Kaufman & Canoles, P.C. (filed with Exhibit 5.1).

      24 Powers of Attorney (included on the signature pages of this Registration Statement).

      99        Resource Bankshares Corporation 2001 Stock Incentive Plan